Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 (333-257715) of our report dated May 12, 2021, relating to the consolidated financial statements of Teads S.A. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Audit S.à r.l.

Luxembourg, Grand Duchy of Luxembourg

July 21, 2021